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                                                                   Exhibit 10.58

                          SETTLEMENT, LEASE TERMINATION
                      AGREEMENT AND MUTUAL GENERAL RELEASE


         THIS SETTLEMENT, LEASE TERMINATION AGREEMENT AND MUTUAL GENERAL RELEASE ("Agreement") made and entered into on October 15, 2002, by and between Peridot Properties III, LLC, a Colorado limited liability company ("Landlord"), and Integrated Information Systems, Inc., a Delaware corporation ("Tenant").

                                    RECITALS:

         WHEREAS, by Office Lease, dated May 26, 2000, Tenant entered into a lease ("Lease") with MONY/BDP Office I, L.L.C. ("MONY/BDP") for Suite 150, 11551 East Arapahoe Road, Englewood, Colorado 80112 ("Premises");

         WHEREAS, on or about June 29, 2001, the Lease was assigned to Landlord when Landlord purchased the real property of which the Premises is a part;

         WHEREAS, on August 2, 2002, Landlord commenced an unlawful detainer action to regain possession of the premises and to recover monetary damages in a case styled: Peridot Properties III, LLC v. Integrated Information Systems, Inc., case no. 02CV2858, District Court, County of Arapahoe, State of Colorado ("Unlawful Detainer Proceedings");

         WHEREAS, in the Unlawful Detainer Proceedings, a judgment for possession of the Premises was entered in favor of Landlord and against IIS on August 15, 2002;

         WHEREAS, all claims for monetary damages asserted by Landlord against Tenant in the Unlawful Detainer Proceedings will be dismissed without prejudice upon execution of this Agreement and obtainment of the Approvals defined in
Section 1 of this Agreement, it being understood that any claim thereafter asserted by Landlord shall be limited to a claim to enforce the terms of this Agreement;

         WHEREAS, the parties desire to terminate the Lease;

         WHEREAS, the parties acknowledge that Tenant is going through a negotiated restructuring with its lenders and creditors, regarding its vacated facilities, leases, equipment leases, and certain other obligations and an effort to obtain funding to settle such obligations;

         WHEREAS, this settlement is expressly conditioned upon the approval by Tenant's Board of Directors, completion of accounts receivable backed financing, and acceptance of settlement offers by all of the major creditors and obligors of Tenant; and

         WHEREAS, Landlord and Tenant are desirous of terminating the Lease and settling the Unlawful Detainer Proceedings as well as settling any and all claims, known or unknown, demands, actions, and potential lawsuits of any kind or nature between them, based in whole or in any part upon any contracts, agreements, promises, leases, facts, conduct, activities,


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transactions, events, or occurrences, known or unknown, which have or allegedly have existed, occurred, happened, arisen, or transpired from the beginning of time to the date of this Agreement, including but not limited to the Unlawful Detainer Proceedings.

         NOW, THEREFORE, in consideration of the foregoing, of certain payments described below, the mutual undertakings of the parties, and the terms, conditions, warranties, mutual general releases and mutual covenants not to sue hereinafter contained, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

         1. APPROVALS. Tenant's performance under this Agreement is expressly conditioned upon the approval of this Agreement by Tenant's board of directors, completion of accounts receivable backed financing, and acceptance of settlement offers by all of the major creditors and obligors of Tenant (all of which shall be referred to hereinafter as the "Approvals"). If the Approvals are not obtained by October 31, 2002, this Agreement shall be deemed null and void and of no further effect, and the parties shall be deemed to have such rights and obligations as existed prior to the execution hereof.

         2. LEASE TERMINATION. Notwithstanding anything to the contrary in this Agreement, upon the execution of this Agreement by all parties, the obtainment of the Approvals, and the performance by the Tenant under the provisions of paragraph 3(a) of this Agreement, the Lease shall be deemed to have been terminated and of no further force and effect for any purpose, and Tenant's security deposit shall be deemed to have been forfeited to Landlord. At such time, the parties shall be deemed to have mutually released each other from any and all further obligations of any sort or nature whatsoever under the Lease.

         3. PAYMENTS BY TENANT. Subject only to the parties executing this Agreement and the Approvals being obtained, Tenant shall pay Landlord a total of $106,256 as follows:

             a. $64,256 shall be paid on or before October 31, 2002 (the "First Payment Date"); and

             b. The balance of $42,000 shall be paid in twenty (20) equal quarterly installments of $2,100 each, commencing on the ninetieth day after the First Payment Date and continuing quarterly thereafter until paid in full.

         4. MUTUAL GENERAL RELEASES IN FAVOR OF LANDLORD. Subject only to the obligations set forth in this Agreement and the Approvals being obtained, Tenant hereby releases, acquits, remises and forever discharges Landlord and its directors, officers, members, agents, assigns, representatives, attorneys, heirs, executors, administrators, beneficiaries, and all persons acting by, through, under or in concert with Landlord, or any of them of and from any and all claims, demands, rights, liabilities, losses, judgments, actions, causes of action, suits, obligations, or liability of any kind or nature (including but not limited to, attorneys' fees, expenses of litigation, bad faith, and punitive damages) that have arisen or occurred or that may arise or occur at any time in the future based in whole or in any part upon any promises, agreements, contracts, leases, facts, conduct, activities, transactions, events or occurrences, known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of this Agreement, including but not limited to,


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all claims asserted or that could have been asserted in the Unlawful Detainer
Proceedings and/or in any other civil action related in any way to the Lease.

         5. MUTUAL GENERAL RELEASE IN FAVOR OF TENANT. Subject only to the obligations set forth in this Agreement and the Approvals being obtained, Landlord hereby releases, acquits, remises and forever discharges Tenant and its directors, officers, stockholders, agents, assigns, representatives, attorneys, heirs, executors, administrators, beneficiaries, and all persons acting by, through, under or in concert with Tenant, or any of them of and from any and all claims, demands, rights, liabilities, losses, judgments, actions, causes of action, suits, obligations, or liability of any kind or nature (including but not limited to, attorneys' fees, expenses of litigation, bad faith, and punitive damages) that have arisen or occurred or that may arise or occur at any time in the future based in whole or in any part upon any promises, agreements, contracts, leases, facts, conduct, activities, transactions, events or occurrences, known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of this Agreement, including but not limited to, all claims asserted or that could have been asserted in the Unlawful Detainer Proceedings and/or in any other civil action related in any way to the Lease.

         6. MUTUAL COVENANTS NOT TO SUE. Subject only to the obligations set forth in this Agreement and the Approvals being obtained, Tenant on the one hand and Landlord on the other hand do hereby mutually covenant not to institute any suit or action at law or in equity against each other in any way related to the Lease, Unlawful Detainer Proceedings, or any claims that were raised or could have raised in the Unlawful Detainer Proceedings or in any other civil action between them prior to the date of this Agreement. ("Subject Matter of the Mutual Covenants"). These mutual covenants not to sue may be plead and treated as a complete defense to any action or proceeding that may be brought, instituted, or taken by any party to this Agreement against the other party with regard to the Subject Matter of the Mutual Covenants, and they shall forever be a complete bar to the commencement or prosecution of any such action, litigation, arbitration, or proceeding with respect to the Subject Matter of the Mutual Covenants. The purpose of these mutual covenants not to sue is to avoid further litigation.

         7. CONFIDENTIALITY. The parties to this Agreement agree to maintain in confidence the terms and conditions of this Agreement, except that they may disclose the same as needed among themselves, their counsel, accountants and lenders and as required by any regulatory or taxing authority or the rules of any stock exchange, and in response to lawful process. If any party is served with legal process that may require it to testify regarding any aspect of this Agreement or the circumstances surrounding it then that party shall immediately tender the defense of the legal process to the other parties, allowing the other parties to defend against the process at their own expense and, if the defense is unsuccessful and the other party is required to testify regarding this Agreement, or the circumstances surrounding it the defending party may at its own expense endeavor to limit such testimony to the minimum amount of information required to be given by law. Any breach of this provision by any party shall subject that party to any and all damages allowed in law as well as to equitable relief. This confidentiality provision shall not apply to any legal process brought by any of the parties to this Agreement to enforce any of the obligations under it.


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         8. TERMINATION OF THE UNLAWFUL DETAINER PROCEEDINGS. Subject only to the parties executing this Agreement and the Approvals being obtained, Landlord will immediately file a dismissal without prejudice of the Unlawful Detainer Proceedings.

         9. NO ADMISSION OF LIABILITY. The parties agree and understand that the above-recited considerations are being paid or given in full accord, satisfaction, and compromise of disputed claims and that the payments and considerations are not admissions of liability by any party, but are being made for the purpose of terminating all disputes and litigation, pending or proposed, between the parties hereto.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between the parties with respect to the subject matter, and any and all prior discussions, negotiations, communications, commitments, and understandings related hereto are merged herein. This Agreement is executed on behalf of and is intended to bind the parties and their respective successors and assigns.

         11. REMEDIES IN EVENT OF BREACH OF THIS AGREEMENT. Except as expressly stated herein, this Agreement is fully effective upon delivery to the parties. Except as expressly stated herein, the validity of this Agreement is not dependent upon and may not be defeated by any further performance or non-performance of any obligations, conditions, covenants, promises, warranties or similar undertakings to be performed or not to be performed in the future by the parties. Except as expressly stated herein, the breach of this Agreement shall give rise only to a cause of action for that breach and shall not reinstate the claims released under this Agreement. In the event of any litigation, the prevailing party shall be entitled to recover its reasonable attorneys fees from the other party.

         12. MODIFICATION. This Agreement may not be amended, modified, or terminated, in whole or in part, except by a written agreement executed by the parties.

         13. VOLUNTARY. This Agreement is executed voluntarily by each of the parties after full disclosure hereto without any duress or undue influence on the part of or on behalf of any of them. The parties hereto acknowledge that they have been represented, or have had the opportunity to be represented, in the negotiations for and in the performance of this Agreement by counsel of their own choice; they have read this Agreement; they have had it fully explained to them by such counsel or have had such opportunity; and they are fully aware of the contents of this Agreement and of its legal effect.

         14. CONTROLLING LAW. The validity, performance, construction, interpretation, enforcement, and effect of this Agreement shall be governed by and enforced in accordance with the substantive laws of the State of Colorado.

         15. MISCELLANEOUS.


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                  a. If any provision of this Agreement is adjudged illegal, invalid, or unenforceable, the entire Agreement shall not be construed to be invalid, and all remaining terms or provisions shall continue in full force and effect.
                  b. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                  c. The Agreement is a fully negotiated document, and it shall be deemed to have been jointly drafted by the parties. It shall not be more strictly construed against any party as the draftsman.

                  d. Each party hereby represents and warrants that it has not assigned or otherwise transferred any claim(s) which otherwise would be released under this Agreement.

                  e. The parties to this Agreement hereby swear and affirm on oath that all representations of fact appearing in them are true and correct to the best of their knowledge.

                  f. Each party shall be responsible for its own fees and expenses, including attorney's fees.

                  g. The parties hereto warrant that those persons signing on behalf of the corporate entities have the requisite corporate authority to execute and deliver this Agreement on behalf of the parties hereto.

                  h. The parties to this Agreement shall, without delay, execute any documents, perform all acts, and do all things necessary to effectuate any of the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, sealed and delivered as of the date first set forth above.

                                      PERIDOT PROPERTIES III, LLC,
                                      A COLORADO LIMITED LIABILITY COMPANY

                                      By: /s/ Edward M. Warner

                                      Name: Edward M. Warner

                                      Title: Manager


                                      INTEGRATED INFORMATION SYSTEMS, INC.,
                                      A DELAWARE CORPORATION

                                      By: /s/ Mark N. Rogers

                                      Name:    Mark N. Rogers

                                      Title: SVP, General Counsel


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